Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to Common Shares of Beneficial Interest of FS Energy and Power Fund and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of July 28, 2011.

BLACKSTONE HOLDINGS III L.P.

By:	Blackstone Holdings III GP L.P., its general partner
By:	Blackstone Holdings III GP Management L.L.C., its general partner

By:	/s/ John G. Finley
Name:	John G. Finley
Title:	Authorized Person

BLACKSTONE HOLDINGS III GP L.P.

By:	Blackstone Holdings III GP Management L.L.C., its general partner

By:	/s/ John G. Finley
Name:	John G. Finley
Title:	Authorized Person

BLACKSTONE HOLDINGS III GP MANAGEMENT L.L.C.

By:	/s/ John G. Finley
Name:	John G. Finley
Title:	Authorized Person

THE BLACKSTONE GROUP L.P.

By:	Blackstone Group Management L.L.C., its general partner

By:	/s/ John G. Finley
Name:	John G. Finley
Title:	Authorized Person

BLACKSTONE GROUP MANAGEMENT L.L.C.

By:	/s/ John G. Finley
Name:	John G. Finley
Title:	Authorized Person

STEPHEN A. SCHWARZMAN

/s/ Stephen A. Schwarzman
Name:	Stephen A. Schwarzman